Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Briscoe, President and Chief Executive Officer, and Jon Young, Chief Financial Officer of Liberty Star Gold Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB/A of Liberty Star Gold Corp. for the period ended October 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Liberty Star Gold Corp.

Dated: March 17, 2006

/s/ James Briscoe

James Briscoe, President and Chief Executive Officer

(Principal Executive Officer)

/s/ Jon Young

Jon Young

Chief Financial Officer

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Liberty Star Gold Corp. and will be retained by Liberty Star Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.